Exhibit 15.2
External Consultant Consent Letter — ArcelorMittal Mexico

Gustavson Associates, LLC
Member of WSP
200 Union Blvd,
Suite 440,
Lakewood, CO 80228
1 February 2021

Dear Sirs/Mesdames,

RE: United States Securities and Exchange Commission reporting of 2020 Mineral Reserves

I hereby consent to:

a) Gustavson Associates being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2020 (the "2020 20-F") as having prepared the 2019 and 2020 iron ore reserve estimates on ArcelorMittal's property Las Truchas in Mexico and 2019 and 2020 iron ore reserve estimates on ArcelorMittaI's property San Jose in Mexico, and

b) the incorporation by reference of the 2020 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-223400 on Form F-3.

For and on behalf of mining consultant QP firm Gustavson Associates.

/s/ Donald E. Hulse
Project Director
Donald E. Hulse, P.E.; SME-RM
V.P. Mining
In Representation of Gustavson Associates LLC.

Date: 1 February 2021